UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

PB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37676	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of Principal Executive Offices)	(Zip Code)

                           (860) 928-6501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements about the stock offering of PB Bancorp, Inc. (“PB Bancorp”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in the opening of trading due to market disruptions or exchange-related operational issues.

Item 8.01      Other Events

PB Bancorp completed the “second step” conversion of Putnam Bancorp, MHC (the “MHC”) and PB Bancorp’s related stock offering, effective as of the close of business January 7, 2016. As a result of the closing of the conversion and offering, PB Bancorp is now the holding company for Putnam Bank (the “Bank”). The MHC and the Bank’s former mid-tier holding company, PSB Holdings, Inc., have ceased to exist. The results of the stock offering were previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2016.

The Company’s common stock is expected to trade on the Nasdaq Capital Market under the trading symbol “PBBI” beginning on January 8, 2016.

Keefe, Bruyette & Woods, Inc. (“KBW”) acted as marketing agent for the Company in connection with the offering. Luse Gorman, PC acted as legal counsel to the Company in connection with the offering. Kilpatrick Townsend & Stockton LLP acted as legal counsel to KBW in connection with the offering.

A copy of a press release announcing the completion of the conversion and offering is attached as Exhibit 99 to this Current Report and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Exhibit
99	Press release dated January 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANCORP, INC.

DATE: January 7, 2016	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice President and Chief Financial Officer